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Exhibit 3.4

BYLAWS
OF
TRANSOMA MEDICAL, INC.

A Delaware Corporation
(the "Company")

ARTICLE I
 OFFICES

        Section 1.    Registered Office.    The registered office of the Company, as required by the Delaware General Corporation Law to be maintained in the State of Delaware, is as designated in the Company's currently effective certificate of incorporation (the "Certificate of Incorporation"). The Board of Directors of the Company may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Delaware.

        Section 2.    Other Office.    The Company may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II
 MEETINGS OF STOCKHOLDERS

        Section 1.    Place and Time of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    Annual meetings of stockholders shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors and transact such other business as may properly be brought before the meeting according to Section 11 of Article II of these Bylaws. The chairperson of the meeting may refuse to acknowledge the proposal of any business not brought in compliance with Section 11 of Article II of these Bylaws.

        Section 3.    Special Meetings.    Special meetings of stockholders of the Company may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, or the Board of Directors, acting pursuant to a resolution adopted by a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

        Section 4.    Notice.    Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10, nor more than 60, days before the date of the meeting. All such notices shall be delivered, either personally or by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail addressed to the stockholder at his or her address as it appears on the records of the Company, with postage prepaid.

        Section 5.    Waiver of Notice.    Whenever any notice is required to be given under the provisions of the statutes, or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 6.    Stockholders List.    The officer having charge of the stock ledger of the Company shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 7.    Quorum.    Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and place. Unless the adjournment is for more than 30 days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

        Section 8.    Vote Required.    When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9.    Voting Rights and Proxies.    Every stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock entitled to vote held of record by the stockholder, unless otherwise provided in the Certificate of Incorporation. Every stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the Company. No stockholder may authorize more than one proxy for his, her or its shares and no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this Section 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        Section 10.    Meetings by Remote Communication.    If authorized by the Board of Directors, and subject to any guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder,

(ii) the Company shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

        Section 11.    Advance Notice of Stockholder Business.    Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the Company. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the Delaware General Corporation Law that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder's intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

        To be in proper form, a stockholder's notice to the secretary shall be in writing and shall set forth:

          (a)   the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

          (b)   a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

          (c)   a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

          (d)   any material interest of the stockholder in such business; and

          (e)   if applicable, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

        Section 12.    Advance Notice of Director Nominations.    Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors, if any, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Company, in the case of an annual meeting, in accordance with the provisions set forth in Section 11 of Article II of these Bylaws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the secretary must set forth:

          (a)   as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) if applicable, any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

          (b)   as to such stockholder giving notice, the information required to be provided pursuant to Section 11 of Article II of these Bylaws.

        If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 13. Informal Action. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

ARTICLE III
 DIRECTORS

        Section 1.    Election and Term of Office.    The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than nine (9), which number shall be determined from time to time by the Board of Directors. The directors of the Company shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I Directors, Class II Directors and Class III Directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The term of office of the Class I Directors shall expire at the 2008 annual meeting of the stockholders of the Company; the term of office of the Class II Directors shall expire at the 2009 annual meeting of the stockholders of the Company; and the term of office of the Class III Directors shall expire at the 2010 annual meeting of the stockholders of the Company. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Section 2.    Management By Board of Directors.    The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, or by Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.    Removal; Resignation.    Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors, if any, any director or the entire Board of Directors may be removed at any time for cause by the holders of a majority of the shares of stock of the Company then entitled to vote at an election of directors. Any director may resign by delivering notice in writing or by electronic transmission to the Chief Executive Officer, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 4.    Vacancies.    Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors, if any, if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, shall choose a successor, who, unless removed for cause as set forth in Section 3 of Article III, shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified.

        Section 5.    Meetings.    The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, or one or more directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram, electronic transmission (including facsimile or e-mail) or voicemail on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 6.    Quorum.    A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 7.    Committees.    The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Company, which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in managing the business and affairs of the Company except as otherwise limited by statute. The Board of Directors may designate one or more directors as alternate members of any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 8.    Committee Rules.    Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that either a committee member or that member's alternate, as applicable, is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members.

        Section 9.    Informal Action.    Any action permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee.

        Section 10.    Participation by Conference Telephone.    Members of the Board of Directors of the Company may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a manner shall constitute presence in person at such meeting.

        Section 11.    Compensation.    The directors may be paid for expenses of attendance at each meeting of the Board of Directors and may either be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings.

ARTICLE IV
 OFFICERS

        Section 1.    Number.    The officers of the Company shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors may also choose a Chairman of the Board of Directors and may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Chief Financial Officers. Any number of offices or functions of those offices may be held or exercised by the same person unless the Certificate of Incorporation or the Bylaws otherwise provide.

        Section 2.    Election and Term of Office.    The officers of the Company shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.

        Section 4.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the directors then in office.

        Section 5.    Compensation.    Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that such officer is also a director of the Company.

        Section 6.    Chairman of the Board of Directors.    The Board of Directors, in its discretion, may choose a Chairman of the Board (who must be a director). The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have general active management of the business of the Company and shall have such other power and perform such additional duties as may from time to time be assigned to the Chairman by the Board of Directors. The Chairman shall be ex-officio a member of all standing committees. Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may from time to time exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

        Section 7.    The Chief Executive Officer.    The Chief Executive Officer shall be the president and chief executive officer of the Company. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Company, except where required or permitted by law to be otherwise signed and executed, and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

        Section 8.    The Vice President.    The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall in the absence or disability of the Chief Executive Officer (and if there be no Chairman of the Board of Directors) perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        Section 9.    The Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 10.    The Chief Financial Officer.    The Chief Financial Officer shall be the treasurer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors; shall disburse the funds of the Company as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of the Company. If required by the Board of Directors, the Chief Financial Officer shall give the Company a bond (which shall be renewed every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Chief Financial Officer and for the restoration to the Company, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Chief Financial Officer belonging to the Company. The Assistant Chief Financial Officer, if any, or if there shall be more than one, the Assistant Chief Financial Officers in the order determined by the Board of Directors, shall in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and may exercise such other powers as the Board of Directors may from time to time prescribe.

        Section 11.    Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V
 CERTIFICATE OF STOCK

        Section 1.    Form.    The shares of the Company stock may be certificated or non-certificated, as provided under the Delaware General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Company owned by the stockholder. Any certificates issued to any stockholder of the Company shall be signed manually or by facsimile by, or in the name of, the Company by (a) the Chief Executive Officer or a Vice President and (b) the Chief Financial Officer or the Secretary of the Company. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

        Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice that shall set forth the name of the Company, that the Company is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Company's Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Company.

        Section 2.    Transfer of Certificated Stock.    Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Company's books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Company.

        Section 3.    Transfer of Uncertificated Stock.    Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto, and the transaction shall be recorded upon the books of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

        Section 4.    Transfer Agent.    The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

        Section 5.    Lost, Stolen or Destroyed Certificates.    The Board of Directors may direct a (i) new certificate or certificates or (ii) uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of (i) a new certificate or certificates or (ii) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6.    Fixing a Record Date.    The Board of Directors may fix in advance not more than 60 nor less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or entitled to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consents, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 7.    Registered Stockholders.    The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of State of Delaware.

        Section 8.    Stock Certificates and Legend.    If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate the Company may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VI
 GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think in the best interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks.    All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 3.    Fiscal Year.    The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

        Section 4.    Seal.    The Company shall not have a corporate seal.

        Section 5.    Securities Owned by Company.    Voting securities in any other corporation held by the Company shall be voted by the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 6.    Waiver of Notice.    Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

        Section 7.    Notices.    Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Company. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

        Section 8.    Indemnification of Officers and Directors.    The Company shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Company, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE VII
 AMENDMENTS

        The Bylaws of the Company may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the Company may, in its Certificate of Incorporation, also confer the power to adopt, amend or repeal Bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote shall be required to amend or repeal Sections 3, 11, 12 or 13 of Article II, Sections 1, 3 or 4 of Article III, or Article VII of these Bylaws.

Dated: February     , 2008

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  Exhibit 3.4